EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "Agreement") is entered into as of August 20, 2025, by and between Transuite.Org Inc., a Nevada corporation ("TRSO"), and Fidelity World Holdings Limited, a Hong Kong company ("Fidelity").

RECITALS

WHEREAS, Fidelity owns thirty percent (30%) of the issued and outstanding shares of capital stock of Goldfinch Group Holdings Ltd, a British Virgin Islands company ("Goldfinch") (the "Goldfinch Shares");

WHEREAS, TRSO currently owns seventy percent (70%) of the issued and outstanding shares of capital stock of Goldfinch;

WHEREAS, TRSO desires to acquire the Goldfinch Shares from Fidelity in exchange for newly issued shares of TRSO's restricted common stock, par value $0.001 per share (the "TRSO Restricted Shares"); and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the share exchange.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I THE SHARE EXCHANGE

1.1. The Exchange. At the Closing (as defined in Section 1.2), Fidelity shall sell, transfer, convey, assign, and deliver to TRSO, free and clear of all liens, the Goldfinch Shares representing thirty percent (30%) of the outstanding shares of Goldfinch. In consideration for the Goldfinch Shares, TRSO shall issue and deliver to Fidelity three million (3,000,000) TRSO Restricted Shares.

1.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before August 31, 2025, or at such other time and place as the parties may mutually agree in writing.

1.3. Effect of Transaction. Upon completion of the Closing, TRSO will own one hundred percent (100%) of the outstanding shares of Goldfinch.

1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF FIDELITY

2.1. Corporate Existence and Power. Fidelity is a company duly organized, validly existing and in good standing under the laws of Hong Kong and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

2.2. Title to Goldfinch Shares. Fidelity has good and marketable title to the Goldfinch Shares, free and clear of all liens, encumbrances, and restrictions.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TRSO

3.1. Corporate Existence and Power. TRSO is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

3.2. Authorization. The execution, delivery and performance of this Agreement by TRSO have been duly authorized by all necessary corporate action on the part of TRSO, including by resolution of its Board of Directors.

ARTICLE IV CONDITIONS TO CLOSING

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

4.1. The representations and warranties of the other Party contained herein shall be true and correct in all material respects as of the Closing Date;

4.2. The other Party shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement on or prior to the Closing Date; and

4.3. All necessary corporate and regulatory approvals required for the consummation of the transactions contemplated hereby shall have been obtained by both Parties.

ARTICLE V MISCELLANEOUS

5.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

5.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

5.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANSUITE.ORG INC.		FIDELITY WORLD HOLDINGS LIMITED

By:	/s/ Mengqing Fan	By:	/s/ Louis Zhao
Name:	Mengqing Fan	Name:	Louis Zhao
Title:	Chief Executive Officer	Title:	Director

3